      As filed with the Securities and Exchange Commission on June 29, 1998

                                                     Registration No. 333-______

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   ----------
                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------
                       Investors Financial Services Corp.

             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                       04-3279817
    (State or Other Jurisdiction of                          (IRS Employer
    Incorporation or Organization)                        Identification No.)

    200 Clarendon Street, P.O. Box 9130, Boston, MA 02117-9130 (617) 330-6700

 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                  John E. Henry
                          General Counsel and Secretary
                       Investors Financial Services Corp.
                       200 Clarendon Street, P.O. Box 9130
                              Boston, MA 02117-9130
                                 (617) 330-6700

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                   ----------
                                    Copy to:
                             Steven C. Browne, Esq.
                         TESTA, HURWITZ & THIBEAULT, LLP
                                 125 High Street
                                High Street Tower
                           Boston, Massachusetts 02110
                                 (617) 248-7000

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /_/

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/

                                                             ----------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------- --------------------- -------------------- ---------------------- --------------------
               Title of                                        Proposed Maximum      Proposed Maximum
                Shares                       Amount to          Offering Price           Aggregate             Amount of
           to be Registered                be Registered         Per Share(1)        Offering Price(1)    Registration Fee(2)
--------------------------------------- --------------------- -------------------- ---------------------- --------------------
--------------------------------------- --------------------- -------------------- ---------------------- --------------------
     Common Stock, $.01 par value          175,068 shares          $51.9375            $9,092,594.25           $2,682.32
--------------------------------------- --------------------- -------------------- ---------------------- --------------------
--------------------------------------- --------------------- -------------------- ---------------------- --------------------
  Preferred Stock Purchase Rights(3)             -                     -                     -                     -
--------------------------------------- --------------------- -------------------- ---------------------- --------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

(2) Pursuant to Rule 457(c) of the Securities Act of 1933, the registration fee has been calculated based upon the average of the high and low prices per share of the Common Stock of Investors Financial Services Corp. (the "Company") on the Nasdaq National Market on June 22, 1998.

(3) Pursuant to the Company's Rights Agreement, one right to purchase a unit of preferred stock of the Company (each a "Preferred Stock Purchase Right" or "Right") is deemed to be delivered with each share of Common Stock issued by the Company. The Rights currently are not separately transferable apart from the Common Stock, nor are they exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the Rights.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION, DATED JUNE 29, 1998

                                   PROSPECTUS

                                 175,068 SHARES

                       INVESTORS FINANCIAL SERVICES CORP.

                                  COMMON STOCK

                             -----------------------

         This Prospectus relates to the sale of up to 175,068 shares (the "Shares") of the common stock, par value $.01 per share (the "Common Stock"), of Investors Financial Services Corp., a Delaware corporation ("Investors" or the "Company"), issued to the stockholders (collectively, the "Selling Stockholders") of AMT Capital Services, Inc. and AMT Capital Advisers, Inc. (collectively, "AMT Capital") in connection with the Company's acquisition of AMT Capital. The Selling Stockholders may sell the Shares from time to time at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect these transactions by selling the Shares to or through broker-dealers, who may receive compensation in the form of discounts or commissions from the Selling Stockholders or from the purchasers of the Shares for whom the broker-dealers may act as an agent or to whom they may sell as principal, or both. See "Selling Stockholders" and "Plan of Distribution."

         The Company will not receive any of the proceeds from the sale of the Shares. The Company has agreed to bear all of the expenses in connection with the registration and sale of the Shares (other than selling commissions and the fees and disbursements of counsel for the Selling Stockholders). The Selling Stockholders will pay or assume brokerage commissions or other similar charges incurred in the sale of the Shares and will be responsible for the fees and disbursements of their legal counsel incurred in connection with the registration and sale of the Shares. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act of 1933.

         The Common Stock of the Company is quoted on the Nasdaq National Market under the symbol "IFIN." On June 22, 1998, the last reported sale price for the Common Stock of the Company on the Nasdaq National Market was $52.125 per share.

                                 ---------------

         SEE "RISK FACTORS" BEGINNING ON PAGE 6 FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                                 ---------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------------

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO OR SOLICITATION OF ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT BE LAWFULLY MADE.

                                 ---------------
                 The date of this Prospectus is ______ __, 1998.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, New York, New York 10048, and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock of the Company is traded on the Nasdaq National Market. Reports, proxy statements and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, N.W., Washington, D.C. 20006.

         The Company has filed with the Commission a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information regarding the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus regarding the contents of any agreement or other document filed as an exhibit to the Registration Statement are necessarily summaries of such documents, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement for a more complete description of the matters involved. The Registration Statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees. In addition, the Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

         The Company will provide without charge to each person to whom a Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Investor Relations, Investors Financial Services Corp., P.O. Box 9130, Boston, Massachusetts 02117-9130 (telephone: (617) 330-6700).

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference (File No. 0-26996):

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

         3. The description of the Company's Common Stock, $.01 par value per share, contained in the section entitled "Description of Registrant's Securities to be Registered" contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act with the Commission on October 14, 1995, and incorporating by reference the information contained in the Company's Registration Statement on Form S-1 (File No. 33-95980), including any amendment or report filed for the purpose of updating such description.

         4. The description of the Preferred Stock Purchase Rights which accompany each share of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act with the Commission on October 14, 1995, and incorporating by reference the information contained in the Company's Registration Statement on Form S-1 (File No. 33-95980), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Shares, shall be deemed to be incorporated by reference in this Prospectus and made a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                   THE COMPANY

         Investors Financial Services Corp. (the "Company"), based in Boston, Massachusetts, provides a broad range of asset administration services for the financial services industry through its wholly-owned subsidiary, Investors Bank & Trust Company -Registered Trademark-. The Company provides global custody, multicurrency accounting, institutional transfer agency, performance measurement, foreign exchange, securities lending, mutual fund administration and investment advisory services to a variety of financial asset managers, including mutual fund complexes, investment advisors, banks and insurance companies. The Company provides financial asset administration services for assets that totaled approximately $155 billion at March 31, 1998, including assets managed by 55 mutual fund complexes and insurance companies and approximately $11 billion of foreign assets. The Company also engages in private banking transactions, including secured lending and deposit accounts.

         The Company's principal offices are located at 200 Clarendon Street, Boston, Massachusetts 02117-9130, and the Company's telephone number is (617) 330-6700.

                               RECENT DEVELOPMENTS

         On May 29, 1998, the Company acquired all of the outstanding share capital of AMT Capital Services, Inc. and AMT Capital Advisers, Inc. (collectively, "AMT Capital"), pursuant to an Agreement and Plan of Merger dated as of May 12, 1998 (the "Merger Agreement"), by and among the Company, Investors Acquisition Sub I, Inc., Investors Acquisition Sub II, Inc., AMT Capital and the Selling Stockholders (the "Acquisition"), in exchange for 194,006 shares of the Company's Common Stock. Of the 194,006 shares of Common Stock issued to the Selling Stockholders, 18,938 shares are being held in escrow by First Chicago Trust Company of New York as escrow agent pursuant to an Escrow Agreement dated as of May 29, 1998 among the Company, the Selling Stockholders and the escrow agent (the "Escrow Agreement") until the earlier of (i) February 28, 1999 and (ii) the Company's first public announcement of earnings following completion by the Company's independent public accountants of the first full-year audit of the Company's financial statements following May 29, 1998 to cover any reimbursable claims relating to the Acquisition. The Acquisition has been accounted for under the "pooling-of-interests" method and was structured as a tax-free reorganization under the Internal Revenue Code. Each of the Selling Stockholders acquired his or her Shares as a result of the Acquisition.

         AMT Capital is a New York-based firm recognized for providing fund administration services to global and domestic institutional investment management firms. The acquisition will enhance the Company's offerings to institutional investment managers who outsource the administration of pooled investment products. Additionally, the combination of the substantial expertise at both the Company and AMT Capital will further strengthen the Company's strategic product development capabilities in support of clients worldwide.Upon the consummation of the Acquisition, the AMT Capital companies were renamed Investors Capital Services, Inc. and Investors Capital Advisors, Inc.

                                  RISK FACTORS

In addition to other information presented in this Prospectus and the information incorporated in this Prospectus by reference, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing the Common Stock offered hereby. Certain statements set forth in this Prospectus and the documents incorporated by reference herein may constitute forward-looking statements (statements which are other than historical fact) within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties, and the Company's actual future results may differ materially from those stated in any such forward-looking statements. Factors that may cause such differences include, but are not limited to, those described in the following Risk Factors and in the other risk factors described from time to time in the Company's filings with the Securities and Exchange Commission.

Difficulty of Integrating Acquisitions. The acquisition of AMT Capital Services, Inc. and AMT Capital Advisers, Inc. (collectively, "AMT Capital") was consummated on May 29, 1998. AMT Capital currently operates as two wholly-owned subsidiaries of the Company, Investors Capital Services, Inc. and Investors Capital Advisers, Inc. The Company has limited experience in integrating acquired companies, assets or technologies into its operations. The Company may from time to time pursue the acquisition of other companies, assets, products or technologies. There can be no assurance that the products, technologies, key personnel and businesses of AMT Capital or any other acquired companies will be successfully integrated into the Company's business or product offerings, or that such integration and the corresponding diversion of the attention of management will not adversely affect the Company's business, financial condition or results of operations. There can be no assurance that any acquired companies, assets, products or technologies, including AMT Capital, will contribute significantly to the Company's revenues, or that the revenues from acquired businesses will not be adversely affected by the integration process or other factors. If the Company is not successful in the integration of such acquired businesses, including AMT Capital, there could be an adverse impact on the financial results of the Company. There can be no assurance that the Company will continue to be able to identify and consummate suitable acquisition transactions in the future.

Management of Growth. The Company is currently experiencing a period of growth which has placed, and could continue to place, a strain on the Company's financial and other resources. The Company's ability to manage its staff and facilities growth effectively will require it to continue to improve its operational, financial and other internal systems, and to train, motivate and manage its employees. If the Company's management is unable to manage growth effectively and new employees are unable to achieve anticipated performance levels, the Company's results of operations could be adversely affected. Potential investors should consider the risks, expenses and difficulties frequently encountered in connection with the operation and development of an expanding business.

Ability to Attract and Retain Employees. The Company's business involves the delivery of professional services. The Company's success will depend in large part upon its ability to attract, retain and motivate highly skilled employees, particularly client managers and other senior financial services personnel. Qualified senior financial services are in particularly great demand and are likely to remain a limited resource for the foreseeable future. Although the Company expects to continue to attract sufficient numbers of highly skilled employees and to retain existing senior financial services, client managers and other senior personnel for the foreseeable future, there can be no assurance that the Company will be able to do so. The loss of a significant number of the Company's senior personnel could have a material adverse impact on the Company, including its ability to retain clients.

Fluctuation in Stock Markets and Interest Rates. Because certain fees charged by the Company for its services are based on the market values of assets processed, such fees and the Company's quarterly and annual operating results are sensitive to changes in interest rates, declines in stock market values, and investors seeking alternatives to the investment offerings of the Company's clients. Also, the Company's interest-related services, along with the market value of the Company's investments, may be adversely affected by rapid changes in interest rates. In addition, many of the Company's client engagements are, and in the future are likely to continue to be, terminable upon 60 days notice. Any unanticipated client terminations, fluctuations in interest rates or declines in stock market values could result in fluctuating quarterly and annual operating results and could have a material adverse effect on the Company's results of operations.

Intellectual Property. The Company relies on certain intellectual property protections to preserve its intellectual property rights. Any failure by the Company to properly protect its intellectual property rights or any invalidation of the Company's intellectual property rights or lengthy and expensive defense of those rights could have a material adverse effect on the Company and its results of operations. In addition, the Year 2000 Issue discussed below may adversely affect the Company's operations.

Competition. The segment of the financial services industry in which the Company is engaged is extremely competitive. Certain current and potential competitors of the Company are more established and benefit from greater market recognition and have substantially greater financial and marketing resources than the Company. As the large mutual fund complexes continue to grow and build in-house asset administration service capabilities, they may no longer need to outsource these services to the Company. The Company's competitors may succeed in developing products and services that are more effective than those that have been or will be developed by the Company and may also prove to be more successful than the Company in producing and marketing those services to third party asset managers. Any failure of the Company to compete effectively could have a material adverse effect on the Company and its results of operations.

Variability of Quarterly and Annual Operating Results. The Company's quarterly and annual operating results are affected by a wide variety of factors that could materially adversely affect revenues and profitability, including: the timing of the commencement or termination of client engagements, the rate of net inflows and outflows of investor funds in the debt and equity-based investment vehicles offered by the Company's clients, the introduction and market acceptance of new services by the Company and changes or anticipated changes in economic conditions, including fluctuations in interest rates and declines in stock market values. Because the Company's operating expenses are relatively fixed, any unanticipated shortfall in revenues in a specified period may have an adverse impact on the Company's results of operations for that period. As a result of the foregoing and other factors, the Company may experience material fluctuations in future operating results on a quarterly or annual basis which could materially and adversely affect its business, financial condition, operating results and stock price.

Impact of the Year 2000 Issue. The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have date-sensitive software may recognize a date using `00' as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions or operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. The Company has determined that it will be required to modify or upgrade portions of its software so that its computer systems will properly utilize dates beyond December 31, 1999. The Company presently believes that with modifications to, or upgrades of, existing software the Year 2000 issue can be mitigated. However, if such modifications and upgrades are not made or are not completed in a timely manner, the Year 2000 issue could have a material impact on the operations of the Company. In addition, the Company may be vulnerable to the failure of its significant suppliers and large customers to remediate their own Year 2000 issue. There can be no assurance that the systems of the companies on which the Company's systems rely will be timely remediated, or that the failure to so remediate by another company, or a remediation that is incompatible with the Company's systems, would not have a material adverse effect on the Company.

                                 USE OF PROCEEDS

The Company will not receive any of the proceeds from the sale of Shares by the Selling Stockholders. See "Selling Stockholders" and "Plan of Distribution."

                               SELLING STOCKHOLDERS

         The following table sets forth the name of each Selling Stockholder, the number and percentage of shares of Common Stock of the Company beneficially owned prior to this offering by each Selling Stockholder and the maximum number of Shares that each Selling Stockholder, his or her transferees, distributees, pledgees, donees or other successors in interest may offer and sell pursuant to this Prospectus. Since the Selling Stockholders may sell all, some or none of their Shares, no estimate can be made of the actual number of shares of Common Stock that will be sold by each Selling Stockholder or of the aggregate number or percentage of shares of Common Stock of the Company that each Selling Stockholder will own upon completion of the offering to which this Prospectus relates. See "Plan of Distribution."

         The Shares offered by this Prospectus may be offered from time to time by and for the respective accounts of the Selling Stockholders named below.

                                    Number and Percentage                    Number of Shares
                                   of Shares Beneficially                    Offered Pursuant
   Selling Stockholders          Owned Prior to Offering(1)                 to this Prospectus
   --------------------          --------------------------                 ------------------
                                  Number        Percent(2)
                                  ------        ----------
Alan M. Trager                  182,356(3)          2.7%                          156,073

Carla E. Dearing                 21,050(4)           *                             18,995
----------------
*    Less than 1%.

(1) Except as otherwise indicated, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares.

(2)  Based upon 6,691,549 shares of Common Stock outstanding as of June 22,
     1998.

(3) Includes 16,883 shares of Common Stock held in escrow pursuant to the terms of an Escrow Agreement dated as of May 29, 1998 by and among the Company, First Chicago Trust Company of New York and the Selling Stockholders (the "Escrow Agreement"), which shares are not included in the number of shares offered pursuant to this Prospectus.

(4) Includes 2,055 shares of Common Stock held in escrow pursuant to the Escrow Agreement, which shares are not included in the number of shares offered pursuant to this Prospectus.

         Each of the Selling Stockholders acquired his or her Shares in connection with the Acquisition described under "Recent Developments." Neither of the Selling Stockholders has had any material relationship with the Company or any of its affiliates within the past three years except as described under "Recent Developments" and this Section. Each Selling Stockholder was an officer of each of AMT Capital Services, Inc. and AMT Capital Advisers, Inc. prior to, and ending with, the consummation of the Acquisition.

         Each Selling Stockholder represented to the Company that such Selling Stockholder was acquiring his, her or its Shares without any present intention of effecting a distribution of those Shares. In recognition of the fact, however, that the Selling Stockholders may desire the ability to sell their Shares when they consider it appropriate, in connection with the Acquisition the

Company agreed in a Registration Rights Agreement dated as of May 29, 1998 between the Company and the Selling Stockholders (the "Registration Rights Agreement") to file the Registration Statement with the Commission to permit the public sale of the Shares and to use its best efforts to keep the Registration Statement effective until the earlier of June 1, 2000 or the sale of all of the Shares pursuant to the Registration Statement or Rule 144 under the Securities Act. The Company will prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep it effective during such period.

                              PLAN OF DISTRIBUTION

         The Shares offered hereby may be sold from time to time by the Selling Stockholders for their own accounts, subject to any contractual agreements by the Selling Stockholders with respect to sales and the requirements relating to sales of Shares under the "pooling-of-interests" accounting method. The Company is responsible for the expenses incurred in connection with the registration of the Shares, other than the fees and disbursements of legal counsel to the Selling Stockholders. The Company will receive none of the proceeds from this offering. The Selling Stockholders will pay or assume brokerage commissions or other charges and expenses incurred in the sale of the Shares. In addition, the Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act, and the Selling Stockholders have agreed to indemnify the Company against certain liabilities, including liabilities under the Securities Act.

         The sale of the Shares by the Selling Stockholders is not currently subject to any underwriting agreement. The Shares covered by this Prospectus may be sold by the Selling Stockholders or by pledgees, donees, transferees, distributees or other successors in interest from time to time. The Shares offered by the Selling Stockholders may be sold from time to time at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Such sales may be effected in the over-the-counter market, on the National Association of Securities Dealers Automated Quotation System, on the Nasdaq National Market, or on any exchange on which the Shares may then be listed. The Shares may be sold by one or more of the following: (a) in one or more block trades in which a broker or dealer so engaged will attempt to sell all or a portion of the Shares held by the Selling Stockholders as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(b) through purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) in ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(d) in negotiated transactions; and (e) through other means.

         The Selling Stockholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions, commissions, or fees from the Selling Stockholders and/or purchasers of the Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Such broker-dealers and the Selling Stockholders may be deemed to be

"underwriters" within the meaning of the Securities Act, in connection with such sales, and any commissions received by them and any profit on the resale of Shares placed by them might be deemed to be underwriting compensation.

         The Company has informed the Selling Stockholders that the antimanipulation rules under the Exchange Act (including, without limitation, Rule10b-5 and Regulation M - Rule 102) may apply to sales in the market and will furnish the Selling Stockholders upon request with a copy of these Rules. The Company will also inform the Selling Stockholders of the need for delivery of copies of this Prospectus.

         Any Shares covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

         Pursuant to the Registration Rights Agreement, the Company agreed to file the Registration Statement with the Commission to permit the public sale of the Shares and to use its best efforts to keep the Registration Statement effective until the earlier of June 1, 2000 or the sale of all of the Shares pursuant to the Registration Statement or Rule 144 under the Securities Act. The Selling Stockholders are not restricted as to the price or prices at which they may sell their Shares. Sales of such Shares at less than the market prices may depress the market price of the Company's Common Stock. During the effective time of this Prospectus, the Selling Stockholders have agreed to potential restrictions on resale if notified by the Company that there exists material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed. Notwithstanding the foregoing, the Company has agreed that the maximum aggregate number of days during which the resale rights of the Selling Stockholders may be suspended during the distribution period shall not exceed 90 days. The Selling Stockholders are not restricted as to the number of Shares which may be sold at any one time, and it is possible that a significant number of Shares could be sold at the same time.

         First Chicago Trust Company of New York, 525 Washington Boulevard, Jersey City, NJ 07303 is the transfer agent for the Company's Common Stock.


                                  LEGAL MATTERS

         Certain legal matters with respect to the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts. As of the date of this Prospectus, certain attorneys with the firm of Testa, Hurwitz & Thibeault, LLP beneficially own an aggregate of 2000 shares of the Company's Common Stock.

                                     EXPERTS

         The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

------------------------------------------------------

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, any Selling Stockholder or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy in any jurisdiction in which such offer or solicitation would be unlawful or to any person to whom it is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company or that information contained herein is correct as of any time subsequent to the date hereof.

                     -----------

                  TABLE OF CONTENTS

                                                 Page
                                                 ----

Available Information                           2
Incorporation of Certain Information
   by Reference                                 3
The Company                                     4
Recent Developments                             5
Risk Factors                                    6
Use of Proceeds                                 8
Selling Stockholders                            9
Plan of Distribution                           10
Legal Matters                                  11
Experts                                        11

-------------------------------------------------------------

------------------------------------------------------------

                      175,068 Shares





            INVESTORS FINANCIAL SERVICES CORP.






                       COMMON STOCK



                        ----------

                        PROSPECTUS
                        __________









                    ________ __, 1998




-----------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         Estimated expenses (other than underwriting discounts and commissions) payable in connection with the sale of the Common Stock offered hereby are as follows:

        SEC Registration Fee......................      $    2,682.32
        Nasdaq Filing Fees........................           3,880.12
        Legal fees and expenses...................          20,000.00
        Accounting fees and expenses..............           1,000.00
                                                           ----------

        TOTAL.....................................       $  27,562.44
                                                           ----------
                                                           ----------

         The Company will bear all expenses shown above. The Selling Stockholders will bear all fees and disbursements of their legal counsel.

Item 15. Indemnification of Directors and Officers.

         The Delaware General Corporation Law and the Company's Certificate of Incorporation provide for indemnification of the Company's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnity had no reasonable cause to believe were unlawful. Reference is made to the Company's Certificate of Incorporation and By-laws filed as Exhibits 3.1 and 3.2, respectively, to the Company's Registration Statement on Form S-1 (File No. 33-95980).

         The Company maintains directors' and officers' liability insurance to insure the directors and certain officers of the Company against certain liabilities and certain expenses in connection therewith which arise out of or in connection with their capacities as such.

         In addition, the Registration Rights Agreement executed in connection with the Acquisition provides that the Selling Stockholders are obligated, under certain circumstances, to indemnify the Company and its directors and officers against certain liabilities, including liabilities under the Securities Act. Reference is made to the Registration Rights Agreement filed as Exhibit 10.2 to this Registration Statement on Form S-3.

Item 16. Exhibits.

    4.1 Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 33-95980) and incorporated herein by reference)

    4.2 By-laws of the Company (filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 33-95980) and incorporated herein by reference)

    4.3 Rights Agreement, dated as of September 25, 1995, by and between the Company and First Chicago Trust Company of New York (filed as
               Exhibit 4.2 to the Company's Registration Statement on Form S-1 (File No. 33-95980) and incorporated herein by reference)

    5.1*       Opinion of Testa, Hurwitz & Thibeault, LLP

    10.1/2.1*  Agreement and Plan of Merger dated as of May 12, 1998 among the
               Company, AMT Capital, Investors Acquisition Sub I, Investors Acquisition Sub II and the Selling Stockholders

    10.2* Registration Rights Agreement dated as of May 29, 1998 among the Company, Alan M. Trager and Carla E. Dearing

    10.3* Escrow Agreement dated as of May 29, 1998 among the Company, First Chicago Trust Company of New York, Alan M. Trager and Carla
               E. Dearing

    23.1*      Consent of Deloitte & Touche LLP

    23.2*      Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit
               5.1)

    24.1*      Power of attorney (included on signature page)

------------------------
*Filed herewith.

Item 17. Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where appropriate, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts on June 29, 1998.

                                   INVESTORS FINANCIAL SERVICES CORP.

                                   By: /s/ Kevin J. Sheehan
                                       -----------------------------------------
                                       Kevin J. Sheehan
                                       President, Chief Executive Officer
                                       and Chairman of the Board

                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of Investors Financial Services Corp., hereby severally constitute and appoint Kevin J. Sheehan and Karen C. Keenan, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, and generally do all things in our names and on our behalf in such capacities to enable Investors Financial Services Corp. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                    Title(s)                                             Date
---------                                    --------                                             ----

/s/ Kevin J. Sheehan                         President, Chief Executive Officer and               June 29, 1998
----------------------------------------
Kevin J. Sheehan                             Chairman (Principal Executive Officer)

/s/ Karen C. Keenan                          Senior Vice President, Chief Financial               June 29, 1998
----------------------------------------
Karen C. Keenan                              Officer and  Treasurer (Principal Financial
                                             Officer an Principal Accounting Officer)

/s/ James M. Oates                           Director                                             June 29, 1998
----------------------------------------
James M. Oates


Signature                                    Title(s)                                             Date
---------                                    --------                                             ----

/s/ Thomas P. McDermott                      Director                                             June 29, 1998
----------------------------------------
Thomas P. McDermott

/s/ Robert B. Fraser                         Director                                             June 29, 1998
----------------------------------------
Robert B. Fraser

/s/ Frank B. Condon, Jr.                     Director                                             June 29, 1998
----------------------------------------
Frank B. Condon, Jr.

/s/ Donald G. Friedl                         Director                                             June 29, 1998
----------------------------------------
Donald G. Friedl

/s/ Phyllis S. Swersky                       Director                                             June 29, 1998
----------------------------------------
Phyllis S. Swersky

                                  EXHIBIT INDEX

Exhibit No.    Description of Exhibit
-----------    ----------------------

    4.1 Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 33-95980) and incorporated herein by reference)

    4.2 By-laws of the Company (filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 33-95980) and incorporated herein by reference)

    4.3 Rights Agreement, dated as of September 25, 1995, by and between the Company and First Chicago Trust Company of New York (filed as
               Exhibit 4.2 to the Company's Registration Statement on Form S-1 (File No. 33-95980) and incorporated herein by reference)

    5.1*       Opinion of Testa, Hurwitz & Thibeault, LLP

    10.1/2.1*  Agreement and Plan of Merger dated as of May 12, 1998 among the
               Company, AMT Capital, Investors Acquisitions Sub I, Investors Acquisition Sub II and the Selling Stockholders

    10.2* Registration Rights Agreement dated as of May 29, 1998 among the Company, Alan M. Trager and Carla E. Dearing

    10.3* Escrow Agreement dated as of May 29, 1998 among the Company, First Chicago Trust Company of New York, Alan M. Trager and Carla
               E. Dearing

    23.1*      Consent of Deloitte & Touche LLP

    23.2*      Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit
               5.1)

    24.1*      Power of attorney (included on signature page)

------------------------
*Filed herewith.